UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 12, 2004

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Hoover Boulevard Building 219, Suite 200 Tampa, Florida	33609

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

N/A

(Former name or former address, if changed since last report)

SIGNATURES
Ex-99.1 January 12, 2004 Press Release

Item 5. Other Events and Required FD Disclosure.

On January 12, 2004, the Company announced that it had been selected by one of its existing HMO clients to manage behavioral healthcare benefits for a small membership in the state of California. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Exhibits.

Exhibit	Description

99.1	Press release dated January 12, 2004 announcing the award of one contract in California.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

	By:	/s/ Robert J. Landis

Name: Robert J. Landis Title: Chairman of the Board, Chief Financial Officer and Treasurer

Date: January 12, 2004

2